EXHIBIT 8.1

List of the Registrant’s Subsidiaries and Consolidated Affiliated Entities

Name	Jurisdiction of Incorporation
Subsidiaries:
Beijing Huanqiu Zhikang Shidai Education Consulting Co., Ltd.	PRC
Beijing Xintang Sichuang Education Technology Co., Ltd.	PRC
Yidu Huida Education Technology (Beijing) Co., Ltd.	PRC
TAL Education Technology (Beijing) Co., Ltd.	PRC
TAL Electronic Technology (Shanghai) Co., Ltd	PRC
TAL Holding Limited (formerly known as “Xueersi International Education Group Limited”)	Hong Kong
Yidu Technology Group	Cayman Islands
Yidu Technology Group Limited	Hong Kong
YiduXuedi Network Technology (Beijing) Co., Ltd.	PRC
Zhixuesi Education Consulting (Beijing) Co., Ltd.	PRC

Variable Interest Entities:
Beijing Dongfangrenli Science & Commerce Co., Ltd.	PRC
Beijing Xueersi Education Technology Co., Ltd.	PRC
Beijing Xueersi Network Technology Co., Ltd.	PRC

Subsidiaries and Schools of Variable Interest Entities:
Beijing Chaoyang District Xueersi Training School	PRC
Beijing Dongcheng District Xueersi Training School	PRC
Beijing Haidian District Lejiale Training School	PRC
Beijing Haidian District Xueersi Training School	PRC
Beijing Shijingshan District Xueersi Training School	PRC
Beijing Xicheng District Xueersi Training School	PRC
Beijing Xueersi Nanjing Education Technology Co., Ltd.	PRC
Beijing Zhikang Culture Distribution Co., Ltd.	PRC
Chengdu Jinniu District Xueersi Training School	PRC
Chengdu Xueersi Education Consulting Co., Ltd.	PRC
Chongqing Shapingba District Xueersi Education Training School	PRC
Guangzhou Liwan District Xueersi Training Center	PRC
Guangzhou Tianhe District Xueersi Training Center	PRC
Guangzhou Xueersi Education Technology Co., Ltd.	PRC
Guangzhou Yuexiu District Xueersi Training School	PRC
Hangzhou Xueersi Education Consulting Co., Ltd.	PRC
Nanjing Xintang Sichuang Education Information Consulting Co., Ltd.	PRC
Nanjing Xintang Sichuang Education Training School	PRC
Shanghai Changning District Xueersi Training School	PRC
Shanghai Minhang District Xueersi Training School	PRC
Shanghai Xueersi Education Information Consulting Co., Ltd.	PRC
Shanghai Xueersi Network Technology Co., Ltd.	PRC
Shenyang Xueersi Education Information Consulting Co., Ltd.	PRC
Shenyang Xueersi Education Training School	PRC
Shenzhen Xueersi Education Technology Co., Ltd.	PRC
Suzhou Xueersi Network Technology Co., Ltd.	PRC
Suzhou Zhikang Culture Training Center	PRC
Taiyuan Xiaodian District Xueersi Training School	PRC
Taiyuan Yingze District Xueersi Training School	PRC
Tianjin Hexi District Xueersi Training School	PRC
Tianjin Xueersi Education Information Consulting Co., Ltd.	PRC
Wuhan Jianghan District Xueersi English Training School	PRC
Wuhan Jiang’an District Xueersi Training School	PRC
Wuhan Wuchang District Xueersi Education Training School	PRC
Xi’an Xueersi Network Technology Co., Ltd.	PRC
Zhengzhou Jinshui District Xueersi Shulihua Training Center	PRC